UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 7, 2010

LKQ CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50404	36-4215970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300

Chicago, IL 60602

(Address of Principal Executive Offices) (Zip Code)

(312) 621-1950

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On September 7, 2010, LKQ Corporation (“LKQ”) entered into an interest rate swap agreement (the “Swap Transaction”) with Deutsche Bank AG, as counterparty under a 2002 ISDA Master Agreement dated as of September 16, 2008, as supplemented and amended by a schedule and confirmations related thereto. The Swap Transaction contains customary representations and warranties and covenants and may be terminated prior to its expiration. Any such early termination may require LKQ to make additional payments to the counterparty.

LKQ entered into the Swap Transaction in order to replace a portion of an existing swap arrangement scheduled to expire on April 14, 2011, and to continue to hedge the floating rate interest risk on LKQ’s current credit facilities. The Swap Transaction has an effective date of April 14, 2011. Under the terms of the Swap Transaction, LKQ is required to make monthly payments based on a fixed rate of interest on a notional amount to the counterparty while the counterparty is obligated to make monthly floating rate payments on the same notional amount to LKQ based on the one month London Interbank Offered Rate rounded up to the nearest 1/100th of 1%. All interest rates are calculated based on a 360-day year for actual days elapsed. The Swap Transaction has a notional amount of $100,000,000, a fixed interest rate of 1.0945%, and a termination date of October 14, 2013. Our credit facilities mature on October 12, 2013. Our actual cost of borrowing will be the rate discussed above plus an applicable margin, which is currently 2.25%.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On September 13, 2010, LKQ Corporation issued a press release announcing that a representative of LKQ Corporation will make presentations at the following investor conferences:

•	September 15, 2010: Morgan Keegan Industrial / Transportation Conference in Chicago, Illinois
•	September 16, 2010: C.L. King Best Ideas Conference in New York, New York
•	October 7, 2010: 2010 Deutsche Bank Leveraged Finance Conference in Scottsdale, Arizona
•	November 3, 2010: Gabelli Auto Conference in Las Vegas, Nevada

A copy of the presentation materials will be available under Presentations in the Investor Relations section of the Company’s website, www.lkqcorp.com, on the presentation dates.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The financial data contained in the presentation materials includes earnings before interest, taxes, depreciation and amortization (EBITDA) and provides a reconciliation of income from continuing operations to EBITDA. EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States.

We have presented EBITDA information solely as a supplemental disclosure because we believe it offers investors, security analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibit

99.1 Press release issued by LKQ Corporation dated September 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2010

LKQ Corporation

By:	/s/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel

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